Exhibit 99.1

WASTE CONNECTIONS AND PROGRESSIVE WASTE SOLUTIONS AGREE TO COMBINE TO CREATE LEADING SOLID WASTE SERVICES COMPANY FOCUSED ON DIFFERENTIATED MARKETS

Combination Brings Together Complementary Footprints under Proven Management Team with Long-Term Track Record of Shareholder Value Creation

Expects Combined Year 1 Adjusted EBITDA(A) between $1.25 Billion and $1.3 Billion and More Than $625 Million of Adjusted Free Cash Flow(B), Excluding the Impact of Any Divestitures and/or Asset Swaps

Transaction Expected to Generate Approximately $50 Million in SG&A Cost Savings and Additional Upside from Longer-Term Safety and Operational Improvements

Expects Over 20% Accretion in Year 1 Adjusted Free Cash Flow/Share

Stock-for-Stock Transaction Maintains Strong Credit Profile and Flexibility to Fund Future Growth Opportunities and Return of Capital to Shareholders

Joint Conference Call with Investment Community at 8:30 am ET Today

The Woodlands, Texas and Toronto, Ontario; January 19, 2016 - Waste Connections, Inc. (NYSE: WCN) and Progressive Waste Solutions Ltd. (NYSE: BIN) (TSX: BIN) today announced that they have entered into a definitive agreement to merge in an all-stock transaction. Upon the completion of the transaction, Waste Connections stockholders will own approximately 70% of the combined company, and Progressive Waste shareholders will own approximately 30%. The transaction has been unanimously approved by both companies’ Boards of Directors and is expected to close in the second quarter of 2016.

The transaction was negotiated on the basis of an implied exchange ratio of 0.4815 of a share of Waste Connections for each share of Progressive Waste. As a result of the transaction structure described below, Waste Connections stockholders will receive 2.076843 shares of Progressive Waste stock (1/0.4815) for each share of Waste Connections stock they own. The transaction value represents an approximately 16% premium to Progressive Waste’s 20-day volume-weighted average stock price prior to the announcement on January 4, 2016, that it was engaged in a review of strategic alternatives. Upon closing, the combined company will use the Waste Connections name and it is anticipated that its shares will trade on the New York Stock Exchange and the Toronto Stock Exchange.

“We are extremely excited to welcome Progressive Waste into the Waste Connections family and believe the combination will be quite compelling to our collective employees, shareholders and other stakeholders,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman of Waste Connections. “Under our leadership, we believe we can instill the corporate culture, safety focus, operational excellence and accountability that have served us so well and which we believe are necessary for long-term success within Progressive Waste’s complementary markets. These improvements, together with expected immediate synergies and other cash flow benefits, should accelerate value creation for both companies’ shareholders. In addition, to maintain our strategic market differentiation and drive further value creation, we expect to either divest or swap assets within certain U.S. markets as we believe between 85% and 90% of Progressive Waste’s revenue is consistent with our differentiated tenets. Put simply, we believe this combination creates a company uniquely positioned with industry-leading operating and free cash flow margins, together with the balance sheet strength, to drive further growth and increase the return of capital to our shareholders.”

“Combining Progressive Waste and Waste Connections makes compelling strategic and financial sense, and the all-stock nature of the transaction provides Progressive Waste shareholders with the opportunity to participate in the significant near- and long-term upside potential of the combination,” said Joseph Quarin, President and Chief Executive Officer of Progressive Waste. “We believe this combination will accelerate the improvements already underway, building upon our fourth quarter financial and operational performance. Importantly, employees will benefit from new opportunities for growth and development as part of a larger company committed to customer service, operational excellence, safety and employee engagement. We look forward to a bright future for our employees and enhanced service for our customers as a result of this transaction.”

James J. Forese, Chairman of Progressive Waste’s Board of Directors, said, “Having conducted a review of the strategic options available to the company, the Special Committee and Board concluded that this transaction is in the best interest of Progressive Waste and enhances value for our shareholders. Together with Waste Connections and its leadership team, we create a new industry leader that is well positioned to serve a diverse base of customers across North America and capitalize on an expanded set of growth opportunities to generate substantial value for shareholders.”

Mr. Mittelstaedt added, “We welcome Progressive Waste’s talented employees and recognize their significant value to the customers and communities they serve. They have been critical to their company’s performance and growth and will continue to contribute to the combined company’s success.”

Strategic and Financial Benefits

The combination of Waste Connections and Progressive Waste is consistent with the strategic goals of both companies, and will create an industry leader with enhanced scale and a stronger financial profile.

•	Expanded Operational Footprint. Following completion of the transaction, the combined company will have pro forma revenue of approximately $4.1 billion and operate an integrated network of solid waste operations across North America. The transaction brings together vertically integrated and complementary asset bases under Waste Connections’ disciplined market selection and safety-focused operational model.

•	Strong and Diversified Revenue Streams. The transaction combines two entities that have delivered strong organic growth within the industry. The combined company will benefit from a diverse revenue base and will have strategic assets uniquely positioned for continued growth. The combination of Waste Connections’ differentiated position in mostly secondary and exclusive U.S. markets with Progressive Waste’s strong position in Canada and complementary U.S. markets, particularly in its commercial services line, will result in a high quality of revenue, margin and free cash flow.

•	Meaningful Synergy Opportunities. The combination is expected to generate approximately $50 million in annualized SG&A cost savings within the first 12 months after closing, with operational and safety-related improvements and market rationalization contributing additional upside over the long-term. Tax-effected synergies, capex discipline and other cash flow benefits should result in over $625 million of adjusted free cash flow generation for the combined company in year 1, or more than 20% accretive on a free cash flow per share basis.

•	Strong Financial Profile. As an all-stock transaction, leverage for the combined company should remain at approximately 3x debt to EBITDA upon completion of the transaction. This attractive credit profile, combined with sector-leading conversion of EBITDA to free cash flow, provides not only a strong financial foundation for our employees and communities, but also the ability to further enhance shareholder returns through additional growth opportunities and share repurchases.

•	Continued Payment of Dividend. The strong free cash flow characteristics of the combined company support the continued payment of a quarterly dividend to shareholders. The dividend policy of the combined company will be subject to review by the Board of the combined entity upon closing of the transaction. Until the close of the transaction, both companies intend to continue to pay their respective quarterly dividends.

Management, Board and Headquarters

Upon completion of the transaction, the combined company will be led by Waste Connections’ current management team. The Board of Directors for the combined company will include the five current members of Waste Connections’ Board and two members from Progressive Waste’s current Board.

The combined company will maintain headquarters in The Woodlands, Texas and Canadian operating headquarters in Toronto, Ontario. Upon completion of the transaction, the combined company will be domiciled in Canada.

Transaction Structure and Approvals

The transaction is structured as a reverse merger pursuant to which Waste Connections will merge into a newly formed direct or indirect subsidiary of Progressive Waste. Under the terms of the definitive agreement, Waste Connections stockholders will receive 2.076843 Progressive Waste shares for each Waste Connections share they own. Subject to the approval of Progressive Waste’s shareholders, Progressive Waste then expects to implement immediately a share consolidation on the basis of 0.4815 (1 divided by the 2.076843 ratio above) of a share on a post-consolidation basis for each one share outstanding on a pre-consolidation basis. If the share consolidation is approved by Progressive Waste’s shareholders, Waste Connections stockholders will instead receive one share of the combined company for each existing Waste Connections share, resulting in approximately 174 million combined shares outstanding on a post-consolidation basis. Upon the completion of the transaction and irrespective of the outcome of the share consolidation approval, Waste Connections stockholders will own approximately 70% of the combined company, and Progressive Waste shareholders will own approximately 30%.

The transaction is expected to be taxable, for U.S. federal income tax purposes, to Waste Connections stockholders; the transaction is expected to be non-taxable to shareholders of Progressive Waste.

The transaction is subject to customary closing conditions, including the approval of both companies’ shareholders, U.S. antitrust approval and the approval of the Toronto Stock Exchange. The consummation of the combination transaction is not conditioned upon Progressive Waste shareholder approval of the share consolidation.

Further information regarding the transaction will be included in an information circular and/or proxy statement to be mailed to shareholders of both Progressive Waste and Waste Connections.

Time to Close

The transaction is expected to close in the second quarter of 2016.

Advisors

Morgan Stanley & Co. LLC is serving as lead financial advisor to Waste Connections along with Stifel, Nicolaus & Company, Incorporated, Bank of America Merrill Lynch and Wells Fargo Securities, LLC as co-advisors. Locke Lord LLP and Bennett Jones LLP are serving as legal counsel. Morgan Stanley & Co. LLC provided a fairness opinion to the Waste Connections Board of Directors.

J.P. Morgan Securities LLC is serving as sole financial advisor to Progressive Waste, and Stikeman Elliott LLP and Weil, Gotshal & Manges LLP are serving as legal counsel. J.P. Morgan Securities LLC and BMO Capital Markets each provided a fairness opinion to the Progressive Waste Board of Directors.

Conference Call / Webcast

Waste Connections and Progressive Waste will host a joint conference call today at 8:30 a.m. ET. To access the call, listeners should dial (800) 408-6335 (within North America) or (303) 223-4368 (international), no passcode required. Participants should dial in 10 minutes prior to the scheduled start time. A replay of the conference call will be available until January 26, 2016, by calling (800) 633-8284 (within North America) or (402) 977-9140 (international) and entering Passcode #21804032. A live webcast of the conference call will also be available in the investor relations sections of the Waste Connections and Progressive Waste websites.

Additional information with respect to the transaction will be posted in the investor relations sections of the Waste Connections and Progressive Waste websites.

About Waste Connections

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial information, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

About Progressive Waste

As one of North America's largest full-service waste management companies, Progressive Waste Solutions Ltd. provides non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers in 14 U.S. states and the District of Columbia and six Canadian provinces. Progressive Waste serves its customers with vertically integrated collection and disposal assets. Progressive Waste's shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BIN”.

To find out more about Progressive Waste, visit its website at www.progressivewaste.com.

Definitions

(A) Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections’ management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

(B) Adjusted Free Cash Flow: Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections’ management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to non-controlling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

Safe Harbor and Forward-looking Information

This document includes forward-looking statements (which includes “forward-looking information” within the meaning of applicable Canadian securities laws). These forward-looking statements are not based on historical facts but instead reflect Progressive Waste's or Waste Connections’ respective management’s expectations, estimates or projections concerning future results or events. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether the transaction, including the merger, the issuance of the merger consideration and the proposed share consolidation of Progressive Waste, will be consummated, including whether conditions to the consummation of the transaction will be satisfied, or the timing for completing the transaction, (2) expectations for the effects of the transaction or the ability of the combined company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, (3) the potential benefits and synergies of the transaction, including expected cost savings and tax benefits and (4) expectations for other economic, business, and/or competitive factors. Although Waste Connections and Progressive Waste believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transactions on the proposed terms and schedule; the ability of Waste Connections and Progressive Waste to successfully integrate their respective operations and employees and realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the proposed transactions on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws; significant competition that Waste Connections and Progressive Waste face; compliance with extensive government regulation; and the diversion of management time on the proposed transactions. These forward-looking statements may be affected by risks and uncertainties in the business of Waste Connections and Progressive Waste and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Waste Connections and Progressive Waste with the U.S. Securities and Exchange Commission, including Waste Connections’ quarterly reports on Form 10-Q and its annual report on Form 10-K for the year ended December 31, 2014, and Progressive Waste’s quarterly reports on Form 6-K and its year-end report for the year ended December 31, 2014, as well as in Progressive Waste’s filings with the Canadian securities regulators. Waste Connections and Progressive Waste wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Waste Connections or Progressive Waste. Neither Waste Connections nor Progressive Waste undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as may be specifically required by applicable securities laws.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

In connection with the transaction, Progressive Waste, as the parent company resulting from the transaction, intends to file with the SEC a registration statement on Form F-4 that will include the joint proxy statement/prospectus of Waste Connections and Progressive Waste, Progressive Waste’s information circular in respect of the meeting of its shareholders to approve the issuance of the merger consideration, and other relevant documents to be mailed by Waste Connections and Progressive Waste to their respective security holders in connection with the proposed transaction of Waste Connections and Progressive Waste. Progressive Waste’s information circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, AND THE INFORMATION CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Waste Connections, Progressive Waste and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, a copy of the registration statement on Form F-4 and joint proxy statement/prospectus and information circular (when it becomes available) may be obtained free of charge from Progressive Waste’s internet website for investors at http://investor.progressivewaste.com, and from Waste Connections’ investor relations website at http://wasteconnections.investorroom.com. Investors and security holders may also read and copy any reports, statements and other information filed by Waste Connections or Progressive Waste, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Votes

Waste Connections and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies for its security holder approvals to be obtained for the proposed transaction. Information regarding Waste Connections’ directors and executive officers is available in its proxy statement filed with the SEC by Waste Connections on April 2, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus, Progressive Waste’s registration statement and information circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

CONTACTS FOR WASTE CONNECTIONS:	CONTACT FOR PROGRESSIVE WASTE:

Worthing Jackman / (832) 442-2266	Chaya Cooperberg / (905) 532-7517
worthingj@wasteconnections.com	chaya.cooperberg@progressivewaste.com

Mary Anne Whitney / (832) 442-2253	Joele Frank, Wilkinson Brimmer Katcher
maryannew@wasteconnections.com	Meaghan Repko / Joseph Sala / Andrew Squire
(212) 355-4449

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